UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8776 E Shea Blvd. Suite B3A-615 Scottsdale, AZ 85260 (Address of principal executive offices)

(480) 968-0207
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page - 1

DYNAMIC VENTURES CORP.
Form 8-K
Current Report

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2012,  Dynamic Ventures Corp., a Delaware Corporation (“Company”) and Bundled Builders Solutions, Inc., a Delaware corporation (“Guarantor”) entered into the First Amendment to Securities Purchase Agreement (the “Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (the “Buyer”).  In accordance with the terms of the Agreement, the Buyer purchased from the Company an additional senior secured redeemable debenture (the "Debenture") in the principle amount of Seven Hundred Fifty Thousand Dollars ($750,000. The Debenture bears interest at a rate of twelve percent (12%) per annum, matures on April 30, 2013 and monthly payments of principal, interest and a redemption premium commence on May 30, 2012.  The Company has the right to redeem the Debenture at any time, at its option; provided that if such redemption occurs within the first 180 days after issuance a five percent (5%) redemption premium is owed in addition to unpaid interest and principal and if such redemption occurs after the first 180 days after issuance an eight percent (8%) premium is due.  On the maturity date, the Company is obligated to redeem the Debenture and pay a premium of eight percent (8%).  The Debenture is secured by a lien on all of our assets and guaranteed by Guarantor.

The Agreement provides that the Company issue restricted shares of its common stock having a value of $200,000 on the closing date based on a VWAP calculation (1,857,010 shares of common stock). Terms of the agreement require the Company to issue additional shares on February 14, 2013, such that the total market value of the shares issued is $200,000; provided that if the share value on the Valuation Date exceeds $200,000, then the Company shall be entitled to a return of shares. The Company received net proceeds of $654,250 after payment to the Buyer of a two percent (2%) transaction advisory fee of $15,000, a legal fee for its attorneys of $5,000 and a $75,000 advance payment for the first monthly payment.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, reference is made to such agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the Debenture was issued by the Company in order to raise funds for operating capital.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and sale of the Debenture and 1,857,010 shares of common stock was not registered under the Securities Act at the time of sale, and therefore neither security may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act, based on the Company’s belief that the offer and sale of the securities has not and will not involve a public offering.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(a) – (c)

N/A

(d)  Exhibits.

4.1	Senior Secured Redeemable Debenture due April 30, 2013
10.1	First Amendment To Securities Purchase Agreement

Page - 2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Dated: May 18, 2012	By:	/s/ Paul Kalkbrenner
Paul Kalkbrenner
Chief Executive Officer and President

Page - 3